UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): September 7, 2007

INFINITY PROPERTY AND CASUALTY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 7, 2007, Infinity Property and Casualty Corporation (the “Company”) entered into accelerated share repurchase agreements (the “ASR Agreements”), which are attached hereto as Exhibits 10.1 and 10.2 and which are herein incorporated by reference, with an affiliate of Lehman Brothers, Inc. (“Lehman”) under which the Company repurchased 2,554,932 shares of its outstanding common stock from Lehman for an initial price of $100 million. Lehman is expected to purchase an equivalent number of shares in the open market over the next seven to nine months. The initial price of the accelerated share repurchases is subject to adjustment based on the volume weighted average price of the shares during this seven to nine month period less a discount. The foregoing summary of the ASR Agreements is qualified in its entirety by reference to the text of the aforementioned agreements.

On September 7, 2007, the Company issued a press release announcing the entry into the ASR Agreements. A copy of the press release is attached hereto as Exhibit 99.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. N/A

(b)	Pro forma financial information. N/A

(c)	Shell company transactions. N/A

(d)	Exhibits. See Exhibit Index immediately following the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION

BY:	/s/ Samuel J. Simon
Samuel J. Simon
Executive Vice President, General Counsel and Secretary

September 7, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Confirmation [Global Deal ID: 3331073] between Lehman Brothers OTC Derivatives Inc. and Infinity Property and Casualty Corporation dated September 7, 2007

10.2	Confirmation [Global Deal ID: 3331091] between Lehman Brothers OTC Derivatives Inc. and Infinity Property and Casualty Corporation dated September 7, 2007

99.1	Press Release dated September 7, 2007